SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                          SHARES PURCHASED        AVERAGE
                   DATE            SOLD(-)        PRICE(2)

COMMON STOCK-PITTWAY CORP DEL

         GABELLI FOUNDATION
                5/01/97              300-           52.8750
                4/28/97              200-           51.8750

         GABELLI FUNDS, INC.
            THE GABELLI EQUITY TRUST,INC.
                5/27/97           20,000            50.0500
                5/19/97            1,000-           51.9250
            THE GABELLI CAPITAL ASSET FUND
                5/02/97            3,600            54.3313
                3/31/97            1,000-           53.3000

         GAMCO INVESTORS, INC.
                5/22/97              500-           51.0000
                5/21/97              250-           51.5000
                5/14/97              300-           53.0000
                5/08/97            1,100-           53.5000
                5/07/97              100-           53.5000
                4/15/97            1,800-             *DO
                3/31/97              950-           51.5526










(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.